Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-203073 on Form S-4 of our report dated April 2, 2014 relating to the consolidated financial statements of Jos A Bank Clothiers, Inc., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Baltimore, MD

May 19, 2015